SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 8, 1999

                             UACSC 1999-B AUTO TRUST
             (Exact name of registrant as specified in its charter)

           Delaware                 333-77535-01             35-1937340
 (State or other jurisdiction     (Commission File           (IRS Employer
    of incorporation)                  Number)             Identification No.)
                                                           UAC Securitization
                                                              Corporation

     9240 Bonita Beach Road, Suite 1109-A
     Bonita Springs, Florida                                    34135
     (address of principal                                    (zip code)
     executive offices)
     UAC Securitization Corporation

     Registrant's telephone number including area code    (941) 948-1850

     The Registrant (the UACSC 1999-B Owner Trust, or the "Trust") is an automobile receivable securitization trust formed pursuant to a Trust and
Servicing Agreement dated as of May 1, 1999 among UAC Securitization Corporation, as "Seller," Union Acceptance Corporation, as "Servicer," and First Union Trust Company, National Association, as "Owner Trustee" (the "Agreement"). The Registrant is filing this Form 8-K and plans to file similar current reports monthly in lieu of reports on Form 10-Q and compliance with certain other requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, which are otherwise applicable to the Trust, on the basis of the SEC staff position described in numerous no-action letters applicable to securities such as those issued pursuant to the Agreement. See, e.g., Prime Credit Card Master Trust (pub. available October 16, 1992), Private Label Credit Card Master Trust (pub. available May 20, 1992), Sears Receivable Financing Group, Inc. (pub. available March 31, 1992), Discover Financing Group, Incorporated,
Discover Card Trust 1991-E (pub. available February 13, 1992), Bank One Auto Trust 1995-A (pub. available August 16, 1995) and Volkswagen Credit Auto Master Trust (pub. available May 9, 1997).


Item 5.  Other Events.

     Union Acceptance Corporation, as Servicer of the Trust, hereby files the June 30, 1999 monthly Certificate Report with respect to the Trust as Exhibit 99-1.

Item 7.  Financial Statements and Exhibits.

Exhibit 99-1--Monthly Servicer's Certificate Report to the Trust.







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

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized as Servicer of the UACSC 1999-B Auto Trust, for and on behalf of UACSC 1999-B Auto Trust.

                                          UACSC 1999-B Auto Trust

                                          By:  Union Acceptance Corporation,
                                               as Servicer


Date: July 20, 1999                       /s/ Melanie S. Otto
                                          -----------------------------------
                                          Melanie S. Otto
                                          Vice President




EXHIBIT INDEX


No.      Description

99-1 UACSC 1999-B Auto Trust Monthly Servicer's Certificate Report for June 30, 1999



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